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                                                                   EXHIBIT 10.29

                                PROMISSORY NOTE

$200,000                                                         May 28, 1999
                                                               Chicago, Illinois

     FOR VALUE RECEIVED, Robert J. Pommer, Jr. ("Borrower") promises to pay to Universal Access, Inc. (the "Lender") or order, at 100 North Riverside Place, Suite 2200, Chicago, Illinois 60601, or such other place as the Leader or holder hereof may from time to time designate, the principal sum of Two Hundred Thousand Dollars ($200,000).

     1. INTEREST RATE. Interest shall accrue on the unpaid principal portion of this Note at the rate of six percent (6%) per annum, simple interest.

     2. PAYMENT SCHEDULE. Principal and accrued and unpaid interest, if any, shall be due and payable on April 30, 2004 (the "Maturity Date").

     3. REPAYMENT OF INDEBTEDNESS. On or before the Maturity Date, Borrower shall repay the entire principal and interest owing under this Note by one of the following methods, to be selected in Borrower's sole discretion: (i) in each or immediately available funds; (ii) by delivering and transferring to Lender 250,000 shares (the "Shares") of the common stock, no par value per share (the "Common Stock") of Universal Access, Inc. (the "Company"), so long as the Shares are no longer subject to the restrictions on transfer (the "Transfer Restrictions") set forth in the Shareholders Agreement dated as of February 8, 1999 by and among the Company and other parties thereto (as amended, the "Shareholders Agreement"); or (iii) if the Shares are no longer subject to the Transfer Restrictions, by delivering and transferring to Lender the number of shares of Common Stock whose Fair Market Value equals the entire principal and interest owing under this Note as of the Maturity Date. The Fair Market Value of the Common Stock shall be determined (i) by reference to the national securities market or exchange on which the Common Stock is traded on the Maturity Date, or (ii) by the Lender, if the Common Stock is not traded on a national securities market or exchange on the Maturity Date. Notwithstanding any provision of this Note, the Lender shall not be required to accept Shares or Common Stock in repayment of amounts due hereunder if the Lender is restricted by law or written agreement from doing so. The number of Shares referred to above shall be adjusted to give effect to any stock split, stock dividend or combination of the Common Stock occurring after the date hereof.

     4. PREPAYMENT. Borrower shall have the right to prepay all or any part of the unpaid balance hereof at any time, without premium or penalty.

     5. SECURITY. Borrower agrees that at such time as the shares are no longer subject to the transfer restrictions set forth in the Shareholders Agreement, or, if earlier, at such time as Borrower has obtained a waiver by the other parties to the Shareholders Agreement of the transfer restrictions on the Shares, then Borrower shall execute and deliver to Lender a Stock Pledge Agreement pursuant to which Borrower will pledge the Shares to Lender as collateral security (the "Collateral") for the loan evidenced by this Note. Unless and until Borrower delivers to Lender a Stock Pledge Agreement, the Shares shall not be deemed to have been pledged or otherwise transferred to Lender.

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Borrower and Lender agree that the reference to the Shares set forth in this paragraph shall not constitute a "Transfer" as defined in the Shareholders Agreement.

        6. AMENDMENT OF NOTE. This note may be terminated or amended only by prior written consent of Lender and Borrower.

        7. GOVERNING LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to the conflict of law principles thereof, in which state it shall be performed, and shall be binding upon Borrower and his heirs and assigns.


                                    BORROWER:


                                     /s/ Robert J. Pommer, Jr.
                                    ----------------------------------
                                    Robert J. Pommer, Jr.
                                    100 N. Riverside Plaza
                                    Suite 2200
                                    Chicago, IL 60601


                                    LENDER:


                                    UNIVERSAL ACCESS, INC.

                                    By:  /s/ Patrick Shum
                                        ------------------------------
                                    Name: Patrick Shum
                                    Title: President
                                    100 N. Riverside Plaza
                                    Suite 2200
                                    Chicago, IL 60601





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